   As filed with the Securities and Exchange Commission on September 30, 1998
                                                        File No. 333-___________

        ----------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                             CHANCELLOR CORPORATION
             (Exact name of registrant as specified in its charter)

             Massachusetts                            04-2626079
    (State or Other Jurisdiction of        (IRS Employer Identification No.)
    Incorporation or Organization)

                                210 South Street
                           Boston, Massachusetts 02111
                    (Address of principal executive offices)

                        1994 DIRECTORS' STOCK OPTION PLAN
                             1997 STOCK OPTION PLAN
                            (Full title of the plan)

                                 Peter J. Mullen
                             Chancellor Corporation
                                210 South Street
                           Boston, Massachusetts 02111
                     (Name and address of agent for service)

                                  617-368-2700
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
  Title of Securities           Amount            Proposed Maximum       Proposed Maximum            Amount
         to be                   to be             Offering Price       Aggregate Offering             of
      Registered              Registered            per Share (1)              Price            Registration Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par     5,435,000 shares             $ .68               $ 3,695,800             $ 1090.26
  value per share

--------------------------------------------------------------------------------------------------------------------

(1) The proposed maximum offering price has been estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee. It is not known how many shares will be purchased under the Plan or at what price such shares will be purchased. The estimate of the proposed maximum aggregate offering price has been calculated based on the offering of 5,435,000 shares, being the aggregate number of shares of Common Stock available for issuance upon exercise of options to be granted under the Plans, at an exercise price of $.68 per share, which is the average of the high and low prices of the Corporation's Common Stock as listed on the National Association of Securities Dealers Automated Quotation ("Nasdaq") OTC Bulletin Board on September 28, 1998.

         PART I: INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information required by Part I is included in documents sent or given by Chancellor Corporation (the "Corporation") to the participants in the Corporation's 1994 Directors' Stock Option Plan and the 1997 Stock Option Plan, as amended (collectively, the "Plans").

         PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents filed by the Corporation with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:
(a) the Annual Report on Form 10-KSB of the Corporation, filed pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for the fiscal year ended December 31, 1997; (b) all other reports of the Corporation filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referenced in (a) above; and (c) the description of the Common Stock contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents filed after the date of this Registration Statement by the Corporation pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

Item 4.  Description Of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         Section 67 of the Massachusetts Business Corporation Law provides a statutory framework covering indemnification of directors, officers and employees against liabilities and expenses arising out of legal proceedings brought against them by reason of their status or service as directors or officers.

         Article 6 of the Corporation's Articles of Organization provides that no director of the Corporation shall be liable for monetary damages for any breach of fiduciary duty, except to the extent that the Massachusetts Business Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

         Article V, Section 9 of the Corporation's By Laws provides that the Corporation will indemnify each person who is or was or has agreed to be a director or officer of the Corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement to the maximum extent permitted from time to time under the Massachusetts Business Corporation Law.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         The following exhibits are filed as part of this Registration
Statement:

         4.1 Restated Articles of Organization of the Company (incorporated by reference from Exhibit 3A to the Company's Registration Statement on Form S-1, filed with the Securities and Exchange Commission on July 22, 1983), as amended by Articles of Amendment filed with the Massachusetts Secretary of State on May 18, 1990 (incorporated by reference from Exhibit 3(a) to the Company's Annual Report, Form 10-K, for the year ended December 31, 1991) and by Articles of Amendment filed with the Massachusetts Secretary of State on January 26, 1995 (incorporated by reference from Exhibit 3(a) to the Company's Annual Report, Form 10-K, for the year ended December 31,
                  1994)

         4.2 By-laws of the Company, as amended to date (incorporated by reference from Exhibit 3(b) to the Company's Annual Report, Form 10-K, for the year ended December 31, 1994)

         4.3 Chancellor Corporation 1994 Directors' Stock Option Plan, adopted by the Board of Directors of the Company on August 12, 1994 and approved by the Stockholders of the Company on January 20, 1995 (incorporated by reference from Appendix III to the Company's Proxy Statement dated December 9, 1994).

         4.4      Chancellor Corporation 1997 Stock Option Plan, as amended.

         5 Opinion of Bingham Dana L.L.P. as to the legality of the securities to be issued.

         23.1     Consent of Bingham Dana L.L.P. (included in Exhibit 5).

         23.2     Consent of Reznick Fedder & Silverman

         24 Power of attorney (included in the signature page to the Registration Statement).

Item 9.  Undertakings

         The undersigned Corporation hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended ("Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Corporation pursuant to
         Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of the Corporation's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Corporation pursuant to the foregoing provisions, or otherwise, the Corporation has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 29th day of September, 1998.

                                       CHANCELLOR CORPORATION

                                       By:  /s/ Brian M. Adley
                                            -----------------------------------
                                            Brian M. Adley
                                            Chairman of the Board and Director

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of the Corporation, hereby severally constitute and appoint Brian M. Adley and Jonathan Ezrin and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Chancellor Corporation and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

        Signature                              Title                             Date
        ---------                              -----                             ----
/s/ Brian M. Adley                  Chairman of the Board and Director
---------------------------         (Principal Executive Officer and        September 29, 1998
Brian M. Adley                      Principal Financial Officer)


/s/ Rudolph Peselman                Director                                September 29, 1998
---------------------------
Rudolph Peselman


/s/ Michael J. Marchese             Director                                September 29, 1998
---------------------------
Michael J. Marchese


/s/ Jonathan Ezrin                  Corporate Controller (Principal
---------------------------         Accounting Officer)                     September 29, 1998
Jonathan Ezrin

Exhibit Index

4.1 Restated Articles of Organization of the Company (incorporated by reference from Exhibit 3A to the Company's Registration Statement on Form S-1, filed with the Securities and Exchange Commission on July 22,
         1983), as amended by Articles of Amendment filed with the Massachusetts Secretary of State on May 18, 1990 (incorporated by reference from
         Exhibit 3(a) to the Company's Annual Report, Form 10-K, for the year ended December 31, 1991) and by Articles of Amendment filed with the Massachusetts Secretary of State on January 26, 1995 (incorporated by reference from Exhibit 3(a) to the Company's Annual Report, Form 10-K, for the year ended December 31, 1994)

4.2 By-laws of the Company, as amended to date (incorporated by reference from Exhibit 3(b) to the Company's Annual Report, Form 10-K, for the year ended December 31, 1994)

4.3 Chancellor Corporation 1994 Directors' Stock Option Plan, adopted by the Board of Directors of the Company on August 12, 1994 and approved by the Stockholders of the Company on January 20, 1995 (incorporated by reference from Appendix III to the Company's Proxy Statement dated December 9, 1994).

4.4      Chancellor Corporation 1997 Stock Option Plan, as amended.

5 Opinion of Bingham Dana L.L.P. as to the legality of the securities to be issued.

23.1     Consent of Bingham Dana L.L.P. (included in Exhibit 5).

23.2     Consent of Reznick Fedder & Silverman

24 Power of attorney (included in the signature page to the Registration Statement).